                            SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of The Securities Exchange
                                  Act of 1934
                                (Amendment No. )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                              GLOBAL OUTDOORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
         5)      Total fee paid:

        ------------------------------------------------------------------------
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 ---------------------------------------------------------------
         2)      Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------
         3)      Filing Party:

                 ---------------------------------------------------------------
         4)      Date Filed:

                 ---------------------------------------------------------------

                              GLOBAL OUTDOORS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

               TO BE HELD ON WEDNESDAY JUNE 12, 2002 AT 10:00 A.M.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Global Outdoors, Inc. (the "Company"), will be held at the Company's headquarters at 43445 Business Park Drive, Suite 113, Temecula, California 92590, telephone number (909) 699-4749, on Wednesday June 12, 2002 at 10:00 a.m., for the following purposes which are more fully described in the accompanying Proxy Statement:

         1.       To elect to the Board three directors;

         2. To consider and vote upon a proposal to adopt the Company's Amended and Restated Articles of Incorporation; and

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 20, 2002, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournments thereof.

                                    By Order of the Board of Directors




                                    GLOBAL OUTDOORS, INC.
                                    Perry T. Massie, Chairman of the Board

Temecula, California

April 24, 2002

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                              GLOBAL OUTDOORS, INC.

                                 PROXY STATEMENT

                                       for
                         Annual Meeting of Stockholders
                                  June 12, 2002


To the Stockholders of Global Outdoors, Inc.:

         The enclosed Proxy is being solicited on behalf of the Board of Directors of Global Outdoors, Inc., an Alaska corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Company's headquarters at 43445 Business Park Drive, Suite 113, Temecula, California 92590, telephone number (909) 699-4749, on Wednesday June 12, 2002 at 10:00 a.m., and at any and all adjournments or postponements thereof.

         This Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2001, including financial statements, are being mailed on or about May 10, 2002 to all shareholders entitled to vote at the Meeting.


VOTING AT THE MEETING

         The shares of common stock of the Company, $.02 par value (the "Common Stock"), constitute the only outstanding class of voting securities of the Company. A total of 5,345,698 shares of the Company's Common Stock were outstanding on April 20, 2002, which has been fixed as the record date (the "Record Date") for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. With respect to each proposal to be voted at the Meeting, each shareholder will be entitled to one vote for each share of Common Stock held of record on the Record Date. In determining whether a proposal has been approved, abstentions are not counted as votes "For" or "Against" a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal. Shareholders of the Company will not be entitled to any appraisal or dissenters' rights in connection with any of the proposals described in this Proxy Statement.


REVOCABILITY OF PROXY

         Any proxy given pursuant to this solicitation may be revoked or superseded by the person giving it by executing a later dated proxy or by giving notice of revocation to the Company in writing prior to or at the Meeting or by attending the Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement and "FOR" each of the other proposals listed herein.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Company's shareholders in relation to the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile or telegram.


SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

         Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than December 1, 2002, in order to be considered for inclusion in the Company's proxy statement relating to that meeting.


                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 20, 2002 by each director and executive officer of the Company, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of the Company as a group. Except as otherwise indicated below, the Company believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

NAME AND ADDRESS OF BENEFICIAL                         SHARES BENEFICIALLY
OWNER OR IDENTITY OF GROUP (2)                              OWNED (1)
------------------------------                             -----------
                                                    NUMBER            PERCENT
                                                    ------            -------
Wilma M. Massie (3).........................       1,731,326               32%

Perry T. Massie (4)(5)......................       1,628,316               29%

Thomas H. Massie (6)(7).....................       1,628,016               29%

Richard K. Dickson II (8)...................         461,550                8%

Mark C. Corcoran (9)........................           5,000               <1%

Andrew J. Dale (10).........................          25,100               <1%

Jacob  J. Hartwick (11).....................          20,112               <1%

All directors and Named Executive
Officers as a group (6 persons) (12)........       3,768,094               68%

-------------
(1) The address of each shareholder is c/o Global Outdoors, Inc., 43445 Business Park Dr., Suite 113, Temecula, California 92590.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 20, 2002, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person.

(3) Includes 95,000 shares subject to options from the Company exercisable within 60 days of April 20, 2002.

(4) Includes 85,000 shares subject to options from the Company and 224,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 20, 2002.

(5) 11,900 of the shares shown are owned jointly by Perry T. Massie and his wife, Sandy Massie, who share voting and investment power with respect to such shares.

(6) Includes 85,000 shares subject to options from the Company and 224,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 20, 2002.

(7) 11,900 of the shares shown are owned jointly by Thomas H. Massie and his wife, Cindy Massie, who share voting and investment power with respect to such shares.

(8) Includes 85,000 shares subject to options from the Company and 300,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 20, 2002.

(9) Includes 5,000 shares subject to options from the Company exercisable within 60 days of April 20, 2002.

(10) Includes 20,000 shares subject to options from the Company exercisable within 60 days of April 20, 2002.

(11) Includes 20,000 shares subject to options from the Company exercisable within 60 days of April 20, 2002.

(12) Includes directors' and executive officers' shares listed above, including 298,000 shares subject to options from the Company and 748,000 shares subject to options from Wilma M. Massie exercisable within 60 days of April 20, 2002.

         The following table sets forth certain information regarding the beneficial ownership of The Outdoor Channel's Common Stock as of April 20, 2002 by each director and executive officer of The Outdoor Channel, each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and all directors and executive officers of The Outdoor Channel as a group. Except as otherwise indicated below, the Company believes that each person listed below has sole voting and investment power with respect to the shares owned, subject to applicable community property laws.

       Name and address of beneficial                  Shares Beneficially
        owner or identity of group(1)                       Owned(2)
        -----------------------------                       --------
                                                    Number            Percent
                                                    ------            -------
Gold Prospector's Association of
  America, Inc. (3).........................       8,817,916               84%

Elizabeth J. Sanderson-Burke (4)............         870,755                8%

Ray V. Miller (5)...........................         644,966                6%

Jerry R. Berglund (6).......................         412,602                4%

Andrew J. Dale (7)..........................         260,000                2%

Perry T. Massie (8).........................         209,934                2%

Thomas H. Massie (9)........................         207,684                2%

Wilma M. Massie (10)........................         208,850                2%

Richard K. Dickson II (11)..................         217,934                2%

Jacob J. Hartwick (12)......................         206,000                2%

Wade E. Sherman (13)........................         100,000                1%

Amy L. Hendrickson (14).....................           4,500               <1%

All directors and Named
Executive Officers as a
group (11 persons) (15).....................       3,343,225               25%

-------------
(1) The address of each shareholder is c/o The Outdoor Channel, Inc., 43445 Business Park Dr., Suite 103, Temecula, California 92590.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 20, 2002, are deemed outstanding for computing the percentage of the persons holding such options but are not deemed outstanding for computing the percentage of any other person.

(3) Gold Prospector's Association of America, Inc. is 100% owned by Global Outdoors, Inc.

(4) Includes 500,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002 and shares held in various trusts. She is a director of The Outdoor Channel.

(5) Includes 400,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002 and 50,000 shares owned by Ray Miller's wife. He is a director of The Outdoor Channel.

(6) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002 and 110,000 shares owned by Jerry Berglund's wife and four children. He is a director of The Outdoor Channel.

(7) Includes 250,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002.

(8) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002. He is a director of The Outdoor Channel.

(9) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002. He is a director of The Outdoor Channel.

(10) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002. She is a director of The Outdoor Channel.

(11) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002. He is a director of The Outdoor Channel.

(12) Includes 200,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002.

(13) Includes 100,000 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002.

(14) Includes 4,500 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002.

(15) Includes directors' and executive officers' shares listed above, including 2,454,500 shares subject to options from The Outdoor Channel exercisable within 60 days of April 20, 2002.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

         Currently, there are three (3) members of the Board of Directors. Directors are elected at each annual shareholders' meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the three (3) nominees named below.

         The three (3) nominees listed below are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

         The names and certain information concerning the three (3) nominees for election as directors are set forth below.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.


         NAME                AGE             POSITION WITH THE COMPANY
         ----                ---             -------------------------
Perry T. Massie               39             Chief Executive Officer, President, Chairman
                                             of the Board, Co-President and Chairman of
                                             the Board of The Outdoor Channel

Thomas H. Massie              37             Executive Vice President, Secretary and Vice
                                             Chairman of the Board

Richard K. Dickson II         56             Chief Operating Officer, General Counsel and
                                             Director


         PERRY T. MASSIE has served as Chief Executive Officer of the Company since 1986 and has served as President and Chairman of the Board since 1994. >From 1986 until 1996, Mr. Massie served as Chief Financial Officer of the Company. He has been the Managing Editor of the Gold Prospector Magazine since 1988. Mr. Massie has served as Co-President of The Outdoor Channel since 1998 and Chairman of the Board since 1994. He is the host of the "Prospecting America Show." Mr. Massie earned a Bachelor of Science degree in Mining Engineering from the University of Alaska, Fairbanks. Perry T. Massie is the brother of Thomas H. Massie.

         THOMAS H. MASSIE has served as Secretary and a director of the Company since 1984. He has served as Executive Vice President of the Company and the President of Gold Prospectors' Association of America, Inc. since 1994 and Vice Chairman since 1999. Mr. Massie is the host of the "Gold Fever Show." He attended the University of Alaska, Fairbanks, studying business administration. Thomas H. Massie is the brother of Perry T. Massie.

         RICHARD K. DICKSON II has served as Chief Operating Officer since 1999 and has served as General Counsel and a director of the Company since 1994. From 1994 to 1999 he was Senior Vice President of the Company. From 1984 until 1994, Mr. Dickson served as the Company's corporate counsel and has been a practicing attorney, specializing in corporate and securities law, with his own firm from1979 to 1997. Mr. Dickson served as an attorney with the California Department of Corporations from 1976 to 1979. He earned a Bachelor of Science degree in Business Administration from the University of California at Berkeley, a Masters in Business Administration from the University of Southern California and a law degree from the University of the Pacific.


OTHER EXECUTIVE OFFICERS

         ANDREW J. DALE has served as Chief Executive Officer and Co-President of The Outdoor Channel since 1998. He was Chief Operating Officer of The Outdoor Channel from November 1997 to 1998. From 1994 to 1997, Mr. Dale was Senior Vice President Operations of The Outdoor Channel. From 1990 to 1993, he was a video and television consultant to both Global Outdoors, Inc. and The Outdoor Channel. >From 1989 to 1994, Mr. Dale was a production manager at Vidfilm Services, a major Hollywood post-production facility, whose clients include Disney, MCA, Columbia and a host of other major studios. Mr. Dale was born and raised in the United Kingdom.

         JACOB J. HARTWICK has served as Executive Vice President of The Outdoor Channel since 1997. From 1994 through 1999, he was Vice President of Sales and Promotions of the Company. From 1994 to 1997, Mr. Hartwick was Vice President Sales and Promotions of The Outdoor Channel. From 1991 to 1994, he served as a Vice President of the Company. From 1986 through 1991, Mr. Hartwick served in various sales, marketing and administrative positions with Global Outdoors and its subsidiaries.

         WADE E. SHERMAN has been Vice President of Business Development of The Outdoor Channel since 1997. In 1996, he was hired by The Outdoor Channel as an Advertising Sales Representative and was promoted to Director of Advertising Sales in July 1996. From 1995 to 1996, Mr. Sherman was an Advertising Sales Representative for Comcast Cablevision. From 1994 to 1995, he worked at radio station KMNY, as a news anchor and an advertising sales representative. From 1993 to 1994, he worked part-time at radio station KMNY. He earned a B.S. Degree in Television/Film from California State University at Fullerton.

         MARK C. CORCORAN has served as the Controller of the Company since May 2001. From 1999 to May 2001, he served as Assistant Controller at McBride Electric, Inc, a nation-wide electrical service company with about 800 employees and annual sales close to $70 million. From 1998 to 1999, Mr. Corcoran served as Controller for International Art Publishers, an art publisher for various artists. From 1996 to 1998, he served as Controller for GilFranco Cigar Company, a cigar wholesaler. He has over 17 years of accounting experience, mostly as Controller, in several types of industries: boat sales and service, cigar wholesaler, international art dealer, software designer, electronics manufacturer, insurance agency, RV sales and service, and manufactured home dealer. Mr. Corcoran earned a B.S. degree in Business Administration with an emphasis in Accounting from California State University of Long Beach.

         AMY L. HENDRICKSON has been Vice President Affiliate Sales and Marketing of The Outdoor Channel since 1999. From 1998 to 1999, she served as Director of Affiliate Sales and Marketing for the Channel. From 1997 to 1998, Ms. Hendrickson worked in the national sales department of a broadcast station owned by Cox Communications. From 1994 to 1997, she was a Traffic Manager for a pair of broadcast stations owned by Clear Channel Communications. Ms. Hendrickson is an active member of the Cable Television Administration and Marketing Society and Women in Cable and Telecommunications. She attended Eastern Michigan University where she studied Political Science and Communications.


BOARD MEETINGS

         The Board of Directors of the Company took action by unanimous written consent or held meetings six (6) times during the fiscal year ended December 31, 2001. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served. The Board of Directors serves as the Audit Committee and Compensation Committee. The Company does not have a written audit committee charter. The Company does not have any other standing committees. There are presently three members of the Board of Directors. Currently, the Company's Articles of Incorporation, as amended, authorize the Board of Directors to be increased to a maximum of seven directors.


COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth compensation received for the fiscal years ended December 31, 2001, 2000 and 1999 by the Company's Chief Executive Officer, and the other executive officers whose salary and bonus exceeded $100,000 for fiscal year 2001, 2000 and 1999 (collectively, the "Named Executive Officers"):


                                            SUMMARY COMPENSATION TABLE
                                                     Annual Compensation                    Long Term Compensation
                                                     -------------------                    ----------------------

                                                                                     Securities
                                                                 Other                Under-
                                                                 Annual    Restricted  laying               All Other
                                                                Compen-       Stock   Options/     LTIP      Compen-
Name and Principal Position    Year     Salary($)     Bonus($)  sation($)      Awards     /SARS     Payouts    sation
---------------------------    ----     ---------     --------  ---------      ------     -----     -------    ------
Perry T. Massie, CEO           2001      137,000       39,539    16,231         -         -          -          -
                               2000      101,000       16,480     2,250       8,584       -          -          -
                               1999       83,043        3,462         -         -         -          -          -

Thomas H. Massie, Executive VP 2001      137,000       39,539    16,231         -         -          -          -

Richard K. Dickson II, COO     2001      120,000       28,095    14,089         -         -          -          -
                               2000      120,000       14,043     2,250       8,584       -          -          -
                               1999      120,000       10,000         -         -         -          -          -

Andy Dale, CEO and             2001      132,000       43,468         -         -         -          -          -
     Co-President - Channel    2000      104,000       36,407         -      10,000       -          -          -

Wade Sherman, Vice President-  2000      126,000       34,775         -         -         -          -          -
     Channel                   2000      151,445       11,375         -         -         -          -          -
                               1999      127,947          500         -         -         -          -          -

Jacob J. Hartwick,             2001      63,960       44,303         -         -         -          -           -
     Executive VP- Channel

Amy L. Hendrickson, Vice       2001       45,000       68,997         -         -         -          -          -
     President - Channel
---------------

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                  % of Total
                                                    Options
                                  Number of         Granted
                                 Securities           to             Exercise
                                 Underlying        Employees          or Base
                                   Options         in Fiscal           Price       Expiration
           Name                  Granted (#)        Year(1)          ($/Share)        Date
-------------------------------------------------------------------------------------------------
Perry T. Massie, CEO                  -                -                 -              -

Mark  C. Corcoran, Controller      20,000             36%              $8.00         7-9-06

---------------

                                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR-END OPTION VALUES
                                                   Number of Securities Underlying     Value of Unexercised
                                                       Unexercised Options             in-the-Money Options
                           Shares                       at Fiscal Year-End(#)           at Fiscal Year-End($)
                         Acquired On     Value     -------------------------------  ------------------------------
           Name          Exercise(#)  Realized($)   Exercisable     Unexercisable    Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------------
Perry T. Massie, CEO         -             -           85,000                -        $565,100               -

Thomas H. Massie             -             -           85,000                -         565,100               -

Richard K. Dickson II        -             -           85,000                -         528,750               -

Mark C. Corcoran             -             -            2,500           17,500           2,500          17,500

---------------

         The exercise price of the options listed above for Messrs. Perry T. Massie and Thomas H. Massie are $2.25 per share for 50,000 shares and $2.50 per share for 35,000 shares. The exercise price of the options listed above for Mr. Dickson is $2.25 for 25,000 shares and $3.00 for 60,000 shares. The exercise price of the options listed above for Mr. Corcoran is $8.00 for 20,000 shares. The Closing Price of Global's Common Stock at 2001 fiscal year-end was $9.00 per share.


DIRECTOR'S FEES

         The directors of the Company are also executive officers of the Company. For 2001, directors were not compensated separately or reimbursed for expenses incurred in attending meetings of the Board of Directors.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Based solely upon its review of the copies of reports furnished to the Company, or representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company's Common Stock with respect to the Company's fiscal year ended December 31, 2001, were satisfied, except information required to be filed on Form 4 was filed late on Form 5 for Perry T. Massie, Thomas H. Massie and Wilma M. Massie and Form 3 for Mark C. Corcoran was filed late.


BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors has responsibility for matters that would be handled by the Compensation Committee if Global had such a committee. The Board has attempted to conserve Global's cash. The Company considers services rendered, nature of the services, quality of performance, past practice, conservation of cash and amount of present stock ownership in determining executive compensation. The Company desires to encourage performance by stock ownership.

EMPLOYMENT CONTRACTS

         As of December 31, 2001 the Company had an employment contract with Richard K. Dickson II, its Chief Operating Officer (See "Certain Relationships and Related Transactions," herein).

AUDIT FEES

         The aggregate fee billed the Company by its auditor, J. H. Cohn LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for the fiscal year were $58,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed by J. H. Cohn LLP for services rendered to for information technology services relating to financial information system design and implementation for the fiscal year ended December 31, 2001.

ALL OTHER FEES TO AUDITOR

         The aggregate fees billed by J. H. Cohn LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2001 were $6,000.

Report of the Board of Directors

         The Board of Directors has reviewed and discussed the financial statements with management. The Board has discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES.

         The Board has received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board, Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES.

         Based upon the Board's discussions and reviews described above, the Board consents to the inclusion of the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 filed with the United States Securities and Exchange Commission.


                                  PROPOSAL TWO

                    ADOPT THE COMPANY'S AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION


         The Board of Directors has approved a proposal to amend and restate the Company's Articles of Incorporation and the entire text of the proposed Amended and Restated Articles of Incorporation as proposed is included as Exhibit A to this proxy statement. Shareholders are encouraged to read the Amended and Restated Articles of Incorporation carefully. If approved by the Company's shareholders, the Amended and Restated Articles of Incorporation will become effective upon filing with the Department of Community and Economic Development for the State of Alaska. The filing is expected to occur as soon as reasonably practicable after the Annual Meeting.

INCREASE IN AUTHORIZED COMMON STOCK AND PREFERRED STOCK

         The Board of Directors believes that it is in the Company's best interest to increase the number of shares of authorized common stock and preferred stock in order to have additional authorized but unissued shares available for issuance to meet needs as they may arise. As of the Record Date, 5,345,698 shares of common stock and no shares of preferred stock were issued and outstanding. Of the remaining authorized but unissued shares of common stock, 697,450 shares were reserved for issuance upon the exercise of options previously granted or available to be granted under the Company's option plans and 43,956,852 shares remain unissued, unreserved and available for future corporate purposes.

         The proposed Amended and Restated Articles of Incorporation would increase the number of authorized shares of common stock from 50,000,000 to 75,000,000 and increase the number of authorized shares of preferred stock from 10,000,000 to 25,000,000. The Board of Directors would also be authorized to issue shares of preferred stock in one or more series and to fix, determine, reclassify, cancel and amend, the designations, preferences, limitations and relative rights, including redemption rights, of any such series that remain unissued. The Board of Directors would also have the authority, after the issuance of shares of a series, to amend such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

         The purpose of increasing the authorized number of shares of common stock and creating blank check preferred stock is to give the Board of Directors greater flexibility in connection with possible future financing requirements and other corporate matters. The Board of Directors believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Company's capital structure than currently exists. If this proposal is approved, the Board of Directors would be permitted to issue common stock and preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties, raising additional capital, issuances under future employee benefit plans, or stock splits and stock dividends, without obtaining the approval of the shareholders. Shares of common stock or preferred stock could be issued publicly or privately. Preferred stock may be issued in one or more series, and each series of preferred stock will rank senior to the common stock with respect to various rights as determined from time to time by the Board of Directors.

         Holders of the common stock do not have preemptive rights to subscribe for additional securities which may be issued by the Company and the issuance of additional securities may have a dilutive effect on existing shareholders. The Company does not presently have any agreements, understandings or arrangements regarding the possible issuance of any common stock or preferred stock subject to approval under this proposal, however, future issuances could have the effect of making acquisition of control of the Company by others more difficult. Moreover, the issuance of common stock or preferred stock to persons friendly to existing management could make it more difficult to remove incumbent management and managers from office even if such changes might be favorable to the shareholders generally. This proposal is not intended as an anti-takeover device and it is not proposed in response to any specific takeover threat known to the Board of Directors.

AUTHORIZED NUMBER OF DIRECTORS

         Article VI of the Company's Articles of Incorporation currently provides that the authorized number of directors shall be no less than three nor more than seven, with the exact number of directors to be fixed by the Board of Directors. The Amended and Restated Articles of Incorporation would increase the upper limits of the authorized number of directors to be not more than nine. The Company presently has three directors.

         The Board of Directors believes that this proposed amendment will enable the Company to take timely advantage of the availability of well-qualified candidates for appointment to the Board of Directors, particularly candidates from outside the Company whose skills and experience will benefit the Company and its shareholders.

LIMITATION OF DIRECTOR LIABILITY

         The Company's Articles of Incorporation currently do not provide for any limitation on the liability of the Company's directors as permitted by Alaska law. The Amended and Restated Articles of Incorporation would add a new
Article 10 to provide that a director would not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) a breach of a director's duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the director derives an improper personal benefit.

         By adopting the foregoing amendment, the Company hopes to provide members of the Company's Board of Directors with a level of protection that is permitted by Alaska law and is typically afforded to other directors of similar companies. The need to provide this protection is particularly essential for public companies like the Company where the threat of costly litigation from shareholder derivative lawsuits is much greater. Without this provision the Company may find it difficult to retain its current directors or attract new directors from outside the Company.

VOTING RIGHTS REGARDING FURTHER AMENDMENTS TO THE ARTICLES

         Section 10.06.504(d) of the Alaska Corporations Code requires that corporations existing prior to July 1, 1989 obtain a vote of not less than two-thirds of the outstanding voting stock in order to amend its articles of incorporation. The Company was formed in 1981 and is therefore subject to the two-thirds voting provision. Section 10.06.504(e) of the Alaska Corporations Code permits the Company to reduce the voting threshold for amending its Articles of Incorporation to not less than a majority of the stock entitled to vote if the proposal adopting the reduced threshold is approved by not less than two-thirds of the Company's voting stock. The Amended and Restated Articles of Incorporation adopts the majority voting threshold for any such future amendments as currently permitted by the Alaska Corporations Code.

         The purpose of this provision is to provide the Company with greater flexibility in connection with possible future matters that may require shareholder approval. For example, reducing the voting threshold will ease the ability of the Company to obtain approval to amend the Amended and Restated Articles of Incorporation to effect additional increases in the number of authorized shares. The immediate effect of the proposed amendment is insignificant as in excess of two-thirds of the outstanding voting stock is closely-held by members of management and their affiliates. In the event the Company issues a large number of shares in connection with a private placement or public offering, the provision may prevent management or any other shareholder or group of stockholders from blocking further amendments to the Amended and Restated Articles of Incorporation.

AMENDMENTS TO BYLAWS RESERVED EXCLUSIVELY FOR BOARD ACTION

         The Company's Articles of Incorporation currently do not provide for any limitation on the ability of the Company's shareholders to approve any amendment to its Bylaws as permitted by Alaska law. The Amended and Restated Articles of Incorporation would add a new Article 12 to provide that the Board of Directors be expressly and exclusively authorized and empowered to adopt, alter, amend or repeal any provision or all of the Bylaws of this corporation to the exclusion of the outstanding shares. As a result, the Board of Directors would be able to adopt, alter, amend or repeal any or all of the Bylaws in effect from time to time without consent of any shareholders.

         The purpose of this provision is to provide the Company with greater flexibility in connection with the many requirements governing the general administration of the Company's internal affairs, including without limitation, the conduct of meetings, notice provisions, shares transfer administration and other general corporate formalities that may otherwise require shareholder approval absent such provision.

OTHER PROVISIONS

         Other than the additional provisions discussed above, the proposed Amended and Restated Articles of Incorporation is not intended to make other substantive changes to the Company's current articles. The Amended and Restated Articles of Incorporation do not change the provisions in the Company's existing articles which deny cumulative voting and preemptive rights. The Amended and Restated Articles of Incorporation also affirms the one-third quorum requirement currently contained in our Bylaws and permitted under Section 10.06.415 of the Alaska Corporations Code which section provides that in no event can a quorum of shareholders be less than one-third of the shares entitled to vote at a particular meeting and that any such requirement must be affirmatively stated in the corporation's articles of incorporation.


VOTE REQUIRED; BOARD RECOMMENDATION

         The affirmative vote of two-thirds of the outstanding shares of common stock is required for approval of this proposal to adopt the Company's Amended and Restated Articles of Incorporation. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company is leasing its administrative facilities from Wilma M. Massie, a principal shareholder of the Company and the mother of Perry T. Massie and Thomas H. Massie, under lease agreements currently requiring monthly rent payments of $19,800 of which $12,411 is attributable to a separate lease The Outdoor Channel entered into with the lessor in November 2001. Rent expense for the Company totaled $179,600 and $140,111 for the years ended December 31, 2001 and 2000, respectively. Both leases expire on December 31, 2003.

         In 1996, Wilma M. Massie, obtained a letter of credit for $80,000 that was utilized as security for performance under the Agreement with PanAmSat for The Outdoor Channel's Galaxy 9 satellite transponder. In 2001, The Outdoor Channel replaced Mrs. Massie on the Letter of Credit. From January 1997 through August 1997, Wilma M. Massie loaned the Company $324,000 on notes bearing interest at 10%. From January 1997 through August 1997, Perry T. Massie loaned the Company $136,000 on notes bearing interest at 10%. In September 1997, Wilma
M. Massie invested $40,000 in the Company's public offering and Perry T. Massie invested $24,000 in the Company's public offering. They paid the same price as other purchasers which was $8.00 per Unit, each Unit consisting of two (2) shares of Common Stock and one (1) Class F Warrant to purchase Common Stock. In July 1998, Wilma M. Massie loaned the Company $30,000 on a note bearing interest at 10% for the purpose of purchasing two large all terrain vehicles for Alaska. In 1998, the rent expense owed by the Company to Wilma M. Massie was applied as a reduction of a note receivable from Wilma M. Massie, the balance outstanding on which was $154,579 at December 31, 1998. At the end of 1998, the note receivable from Wilma M. Massie was applied against the above listed loan amounts plus interest owed to Wilma M. Massie, resulting in $255,250 owed Wilma
M. Massie at December 31, 1998. As of December 31, 1999, the amount owed Wilma
M. Massie was $275,775 including accrued interest. As of December 31, 2000, the amount owed Wilma M. Massie was $472,445 including accrued interest. As of December 31, 2001, the amount owed Wilma M. Massie was $535,234 including accrued interest. The amount owed Perry T. Massie was paid to him in 2001. The Amount owed to Perry T. Massie, including accrued interest, at December 31, 2000, was $147,156. Interest due Wilma M. Massie on loans by her referred to above was approximately $100,000 for 2001 and $57,450 for 2000, respectively. Interest due Perry T. Massie on the loans by him referred to above was $13,378 for 2000. The maturity dates of the loans from Wilma M. Massie are December 31, 2002 and April 30, 2003 and bear interest from 9.5% to 10%.

         As of December 31, 2001, the Company owed Wilma M. Massie an additional $44,553, secured by a motor home purchased in October 1996. The Company is paying this obligation at the rate of $520 per month including interest at 9%. The maturity date for this loan is November 2011.

         As of December 31, 2001, the Company owed Wilma M. Massie an additional $70,094, secured by print equipment purchased in May 2001. The Company is paying this obligation at the rate of $5,000 per month including interest at 10%. The maturity date of this loan is March 2003.

         In January 1998, the Company entered a ten year contract with the Outdoor Channel whereby the Company has the rights to ten hours of programming time and thirty sixty second advertising spots per week. The Company has the option to renew this contract for two five year periods. For the first five years of the contract, the Company is paying $7,400 per week under the contract. The Company believes that the contract was initially beneficial to The Outdoor Channel but that in the future will constitute a significant asset to the Company. This contract was made in furtherance of the Company's plan of establishing The Outdoor Channel as an independent and self supporting company.

         Perry T. Massie and Thomas H. Massie each have an option to purchase 224,000 shares of the Company owned by Wilma M. Massie. Mr. Dickson has an option to purchase 300,000 shares of the Common Stock of the Company owned by Wilma M. Massie. In January 1996, Mr. Dickson exercised part of his option from Wilma M. Massie and purchased 50,000 shares from her.

         Effective April 14, 1999, the Company entered into an employment agreement with Richard K. Dickson II, its Chief Operating Officer. The agreement was for one year and pursuant to the agreement has been automatically extended for one year terms since then. The agreement provides for a salary of $10,000 per month. The agreement also provides that Mr. Dickson shall receive options to purchase 60,000 shares of Common Stock at an exercise price of $3.00 per share.

         Perry T. Massie, Thomas H. Massie and Richard K. Dickson II are officers and directors of the Company and The Outdoor Channel, Inc. Wilma M. Massie is a principal shareholder of the Company and a director of The Outdoor Channel, Inc. In December 1997, Messrs. P. Massie, T. Massie, R. Dickson, and Wilma M. Massie were granted options to purchase 200,000 shares, each, of Common Stock in The Outdoor Channel, Inc. The options are exercisable a $1.50 per share and expire on December 31, 2007. At the time of the grants, The Outdoor Channel was selling Common Stock in its private placement at $1.00 per share.


                              INDEPENDENT AUDITORS

         The Board of Directors selected J. H. Cohn LLP ("Cohn"), Certified Public Accountant, as the independent auditor to audit the consolidated financial statements of Global for the year ending December 31, 2001. Cohn previously audited the Company for the years ended December 31, 2000, 1999 and 1998. It is not known at this time whether or not a representative of Cohn will be present at the Annual Meeting. In the event a representative is present at the Annual Meeting, he will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                                  OTHER MATTERS

         The Company knows of no other matters to come before the Meeting. If any other matter not mentioned in this Proxy Statement properly comes before the meeting, it is the intention of the proxy holders named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.


                                   CONCLUSION

         The Company encourages your attendance at the Company's Annual Meeting of Shareholders in order to consider and vote upon the proposals set forth herein and any other matters properly brought before such meeting and any adjournment thereof.



April  30,  2002                            By Order of the Board of Directors



                                            Perry T. Massie,
                                            Chairman


         The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2001, is being mailed concurrently with this Proxy Statement to all shareholders of record as of April 20, 2002. The Annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

         COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, WILL BE PROVIDED TO THE SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, GLOBAL OUTDOORS, INC., 43445 BUSINESS PARK DRIVE, SUITE 113, TEMECULA, CALIFORNIA 92590.

                                    EXHIBIT A



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       FOR

                              GLOBAL OUTDOORS, INC.
                             (AN ALASKA CORPORATION)


         Pursuant to Section 10.06.504 of the Alaska Corporations Code, the undersigned officers of Global Outdoors, Inc. (the "CORPORATION"), hereby certify that the following Amended and Restated Articles of Incorporation were duly adopted as the Articles of Incorporation of the Corporation and further that:

1.       The name of the Corporation is Global Outdoors, Inc.

2. The Articles of Incorporation of the Corporation have been amended in their entirety and restated to read as follows:

                                    * * * * *




ARTICLE I.  NAME


The name of this corporation is Global Outdoors, Inc.




ARTICLE II.  PURPOSES AND POWERS


The purpose of this corporation is to engage in any business, trade, or activity which may lawfully be conducted by a corporation incorporated under the Alaska Corporations Code.

This corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes of this corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to this corporation.




ARTICLE III.  DURATION


The period of duration for this corporation shall be perpetual.

ARTICLE IV.  AUTHORIZED SHARES


4.1      AUTHORIZED CAPITAL

The total number of shares of capital stock which this corporation is authorized to issue is 100,000,000, consisting of two classes, 75,000,000 shares of common stock having a par value of $0.02 per share (the "COMMON STOCK"), and 25,000,000 shares of preferred stock having a par value of $0.001 per share (the "PREFERRED STOCK"). The rights and privileges of the Common Stock are subject only to the rights and preferences of the Preferred Stock as set forth below.

4.2      ISSUANCE OF PREFERRED STOCK IN SERIES

The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the full authority to fix, determine, reclassify, cancel and/or amend, subject to the provisions of the Alaska Corporations Code and these Articles of Incorporation, the designation, preferences, limitations and relative rights, including redemption rights, of the shares of any series that remain unissued or to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

4.3      QUORUM

Except as otherwise required by the Alaska Corporations Code, the holders of one-third of the shares of capital stock issued, outstanding and entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum at such meeting for the transaction of any business thereat.




ARTICLE V.  REGISTERED OFFICE AND AGENT


The name of the registered agent of this corporation and the address of its registered office are as follows:

                                    CT Corporation System
                                    801 W. 10th Street, Suite 300
                                    Juneau, AK  99801

ARTICLE VI.  DIRECTORS


The number of Directors of this corporation shall be not less than three (3) nor more than nine (9) as determined, and may be increased, decreased or otherwise changed, from time to time in the manner provided in the bylaws of this corporation.




ARTICLE VII.  ALIEN AFFILIATES


There are no alien affiliates of this corporation.



ARTICLE VIII.  NO PREEMPTIVE RIGHTS


No preemptive rights shall exist with respect to shares of capital stock, or securities convertible into shares of capital stock, of this corporation.




ARTICLE IX.  NO CUMULATIVE VOTING


The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.




ARTICLE X.  LIMITATION OF DIRECTOR LIABILITY


To the full extent that the Alaska Corporations Code, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, provided, however that nothing herein shall be construed as eliminating or limiting the liability of a Director for (i) a breach of a Director's duty of loyalty to the corporation or its stockholders;
(ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv) a transaction from which the Director derives an improper personal benefit.

Any amendment to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.




ARTICLE XI.  AMENDMENTS TO ARTICLES OF INCORPORATION


This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law, and the rights of the shareholders of this corporation are granted subject to this reservation.

ARTICLE XII.  AMENDMENTS TO BYLAWS

The Board of Directors of this corporation are expressly and exclusively authorized and empowered to adopt, alter, amend or repeal any provision or all of the Bylaws of this corporation to the exclusion of the outstanding shares of this corporation.

                                   * * * * * *

3. Notwithstanding this Corporation's incorporation prior to the effective date of the Alaska Corporation Code, this Corporation has elected to be governed by all of the provisions of the Alaska Corporations Code as amended (AS 10.06) not otherwise applicable to it prior to the adoption hereof in accordance with the provisions of AS 10.06.504(e).

4. On __________, 2002, the Board of Directors of the Corporation duly adopted a resolution setting out the proposed amendment and directing that a resolution for the formal adoption of the Amended and Restated Articles of Incorporation be submitted to a vote at a meeting of the shareholders of the Corporation in accordance with Section 10.06.504(a)(2) and (d) of the Alaska Corporations Code.

5. On ___________, 2002, at a duly called and noticed meeting of the shareholders of the Corporation, a quorum of two-thirds as required by Section 10.06.504(d) of the Alaska Corporations Code was present in person or by proxy and the resolution to adopt this amendment and the Amended and Restated Articles of Incorporation received at least two-thirds of the votes eligible to be cast by all of the Corporation's shareholders.

6. As of the date such resolution was passed by the shareholders of the Corporation, ___________ shares of capital stock of the Corporation were outstanding and entitled to vote on an amendment of the Articles of Incorporation, __________ shares of which voted for the amendment, ________ shares of which voted against the amendment, and __________ shares of which abstained from voting.

7. Except for the designated amendments, the foregoing Amended and Restated Articles of Incorporation correctly set out without change the provisions of the articles being amended and, the Amended and Restated Articles of Incorporation, together with the designated amendments, supersede the original Articles of Incorporation and all amendments to the original Articles of Incorporation of this Corporation.

IN WITNESS WHEREOF, the undersigned officers have executed this amendment as the act and deed of the Corporation, and have caused an original and a duplicate to be filed with the Commissioner of the Department of Community and Economic Development, Division of Banking Securities and Corporations, on this, _____ day of _________, 2002.


                                               /S/ Perry T. Massie
                                               ----------------------------
                                               Perry T. Massie, Vice President


                                               /S/ Thomas H. Massie
                                               ----------------------------
                                               Thomas H. Massie, Secretary

                              GLOBAL OUTDOORS, INC.
                      43445 Business Park Drive, Suite 113
                           TEMECULA, CALIFORNIA 92590
                       (909) 699-4749 o Fax (909) 699-4062



April 30, 2002



Dear Stockholder:

         The Annual Meeting of Common Stockholders of Global Outdoors, Inc. will be held at the Company's corporate headquarters at 43445 Business Park Drive, Suite 113, Temecula, California on Wednesday June 12, 2002 at 10:00 a.m.

         All Stockholders are cordially invited to attend this meeting. Only Stockholders are entitled to vote on matters that are presented at this meeting.

         Global is a diverse entertainment and leisure time company. As you will appreciate by reading the accompanying Annual Report, Global continued its trend of exciting and dynamic growth in 2001.

         Please find enclosed a Notice, Proxy Statement and Proxy for the Annual Meeting. I encourage you to attend the meeting in person. Whether you do so or not, however, I trust that the you will read the Proxy Statement enclosed, then complete, sign and date the enclosed Proxy and return it to the address listed above. Please note that Stockholders may vote in person at the meeting, even if you have previously returned the Proxy.


Best regards,



Perry T. Massie
Chairman of the Board

                              GLOBAL OUTDOORS, INC.

              ANNUAL MEETING OF COMMON STOCKHOLDERS - JUNE 12, 2002

                                      PROXY
                                      -----

      The undersigned Common Stockholder of GLOBAL OUTDOORS, INC., an Alaska corporation ("Global"), hereby acknowledges the receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting of Stockholders to be held on Wednesday June 12, 2002 at 10:00 a.m., at the Company's corporate headquarters at 43445 Business Park Drive, Suite 113, Temecula, California 92590 telephone number (909) 699-4749, and hereby appoints PERRY T. MASSIE or any other member of the Board of Directors of Global, as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at said Annual Meeting, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock, which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below: (Please mark the appropriate boxes under 1 through 3, below)

      THE BOARD OF DIRECTORS OF GLOBAL UNANIMOUSLY RECOMMENDS A VOTE FOR ALL THE FOLLOWING PROPOSALS:


      1.    Proposal to Elect the following listed Nominees as Directors of
            Global: Perry T. Massie, Thomas H. Massie and Richard K. Dickson II.

            [  ]  FOR all Nominees   [  ]  WITHHOLD       [  ]  WITHHOLD those
                                           all Nominees         whose names are
                                                                lined out above

      2. Proposal to adopt the Company's Amended and Restated Articles of Incorporation.

            [  ]  FOR                [  ] AGAINST         [  ]  ABSTAIN


      3. In their discretion to vote upon such other matter or matters which may properly come before the meeting, or any adjournment or adjournments thereof.

            [  ]  FOR                [  ] AGAINST         [  ]  ABSTAIN


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR ALL PROPOSALS AS LISTED ABOVE AND AS SAID PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


DATED:                  , 2002
      -----------------


                          -------------------------------  ---------------------
                          Signature                        Type or Print Name
------------------------
Number of Shares of
Common Stock owned


                          -------------------------------  ---------------------
                          Second Signature if Necessary    Type or Print Name



--------------------------------------------------------------------------------
                                     Address

THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO GLOBAL'S CORPORATE HEADQUARTERS LISTED ABOVE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH PERSONS SHOULD SIGN.